SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                  PENTAIR, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                  PENTAIR, INC.

                            1500 County Road B2 West
                           Saint Paul, Minnesota 55113

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 22, 1998



To our Shareholders:

     The Annual Meeting of Shareholders of Pentair, Inc. (the "Company") will be held at the Northland Inn and Conference Center, 7025 Northland Drive, Brooklyn Park, Minnesota, on Wednesday, April 22, 1998, at 10:00 a.m., for the following purposes:

     1.   To elect three directors.

     2. To vote on a proposal to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for 1998.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 23, 1998 as the record date for determining the shareholders entitled to vote at the annual meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote. The Company's transfer books will not be closed.

                                              By Order of the Board of Directors



                                                          Roy T. Rueb, Secretary


Saint Paul, Minnesota
March 6, 1998





IMPORTANT: To assure that the annual meeting may be legally held, there must be a quorum (50% plus 1 vote). Accordingly, you are urged to SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. This will not prevent you from voting in person if you so desire.

                      TABLE OF CONTENTS FOR PROXY STATEMENT


                                                                        PAGE
                                                                        ----

Solicitation .......................................................     1

Revocation and Voting of Proxy .....................................     1

Outstanding Shares and Voting Rights ...............................     2

Security Ownership of Management and Beneficial Ownership ..........     2

Proposals to be Acted Upon at the Annual Meeting

 Item 1 -- Election of Directors ...................................     5

 Item 2 -- Approval of Auditors ....................................    11

Executive Compensation .............................................    11

Future Proposals ...................................................    20

Other Business .....................................................    20

                 ----------------------------------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 22, 1998

                 ----------------------------------------------


                                  PENTAIR, INC.
                            1500 County Road B2 West
                           Saint Paul, Minnesota 55113
                                  March 6, 1998


     The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pentair, Inc. (the "Company") to be voted at the annual meeting of shareholders of the Company to be held on Wednesday, April 22, 1998, or at any adjournment or adjournments of such meeting. Distribution of this proxy statement and proxy to shareholders began on or about March 6, 1998.


                                  SOLICITATION

     The cost of soliciting proxies and the notices of the meeting, including the preparation, assembly and mailing of proxies and this statement, will be borne by the Company. In addition to this mailing, proxies may be solicited personally or by telephone by regular employees of the Company. Assistance in the solicitation of proxies is also being rendered by Morrow & Co., 909 Third Avenue, New York, New York, at a cost to the Company of $7,000 plus expenses. Furthermore, arrangements may be made with brokers, banks and similar organizations to send proxies and proxy materials to beneficial owners for voting instructions, for which the Company will reimburse such organizations for their expense in so doing and will pay all costs of soliciting the proxies.


                         REVOCATION AND VOTING OF PROXY

     Any shareholder giving a proxy may revoke it prior to its use at the meeting by (1) delivering a written notice expressly revoking the proxy to the Secretary at the Company's offices, (2) signing and forwarding to the Company at its offices a later dated proxy, or (3) attending the annual meeting and casting his or her votes personally.

     A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Pursuant to Minnesota law and the Company's Articles of Incorporation, abstentions are counted in determining the total number of the votes cast on proposals presented to shareholders, but will not be treated as votes in favor of the proposals. Broker non-votes are not counted for purposes of determining the total number of votes cast on proposals presented to shareholders.

     Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the directors and approval of auditors as set forth in this Notice of Annual Meeting of Shareholders. As to any other business which may properly come before the meeting, they will vote in accordance with their best judgment. The Company does not presently know of any other business.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     At the close of business on February 23, 1998, the record date, there were outstanding 38,319,608 shares of common stock, par value $.162|M/3 per share, and 1,588,448 shares of 8% Callable Cumulative Voting Convertible Preferred Stock, Series 1990, par value $.10 per share ("Voting Preferred"), which are the only classes of voting stock of the Company entitled to be voted at the meeting. A shareholder is entitled to one vote for each common share and Voting Preferred share held on the record date with respect to all matters that may be brought before the meeting. There is no cumulative voting for directors. An affirmative vote of the holders of a majority of the voting power of the shares present at the meeting is required for election of directors and the approval of all other proposals set forth in this Proxy Statement.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms furnished to the Company and written representations from the Company's officers and directors, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis.


            SECURITY OWNERSHIP OF MANAGEMENT AND BENEFICIAL OWNERSHIP

     The following table contains information concerning the beneficial ownership of the Company's voting shares as of February 23, 1998 by each director, by each named executive officer, by all directors and executive officers as a group and, as of December 31, 1997, by two persons known to the Company to "beneficially own" more than 5% of either of its classes of voting shares.

                              NUMBER OF        PERCENT OF       NUMBER OF VOTING      PERCENT OF    COMBINED VOTING
BENEFICIAL OWNER (a)      COMMON SHARES (b)       CLASS       PREFERRED SHARES (b)       CLASS      PERCENTAGE (c)
-------------------------------------------------------------------------------------------------------------------
George N. Butzow              54,416(d)             *                    0                0                 *

Winslow H. Buxton            407,906(e)            1.1%              2,095                *                1.0%

William J. Cadogan             2,081(f)             *                    0                0                 *

Richard J. Cathcart           53,409(g)             *                  441                *                 *

Joseph R. Collins            135,441(h)             *                1,946                *                 *

Barbara B. Grogan              3,613(i)             *                    0                0                 *

Charles A. Haggerty           16,843(j)             *                    0                0                 *

Harold V. Haverty             14,368(k)             *                    0                0                 *

Quentin J. Hietpas            37,237(l)             *                    0                0                 *

Richard W. Ingman             62,519(m)             *                1,817                *                 *

Walter Kissling               18,419(n)             *                    0                0                 *

Gerald C. Kitch              151,569(o)             *                2,061                *                 *

Richard M. Schulze            12,880(p)             *                    0                0                 *

Karen E. Welke                 7,351(q)             *                    0                0                 *


                              NUMBER OF        PERCENT OF      NUMBER OF VOTING       PERCENT OF     COMBINED VOTING
BENEFICIAL OWNER (a)      COMMON SHARES (b)      CLASS       PREFERRED SHARES (b)        CLASS        PERCENTAGE (c)
--------------------------------------------------------------------------------------------------------------------
All directors &             1,135,952(r)          2.9%              14,256                 *               2.9%
executive
officers as a group
(20 persons)

Brinson Partners,           3,111,971(s)          8.0%                   0                 0               7.7%
Inc.
209 South LaSalle
St.
Chicago, IL
60604-1295

State Street Bank           3,238,765(t)          8.3%           1,588,448(t)             100%            11.9%
 and Trust
 Company
225 Franklin St.
Boston, MA 02110


 * Less than 1.0%.

(a) Unless otherwise noted, all shares are held by individuals possessing sole voting and investment power with respect to such shares. Amounts listed do not include 896,770 shares held by the Pentair, Inc. Master Trust for various pension plans of the Company and it subsidiaries. The Trust Investment Committee of such Master Trust includes Winslow H. Buxton, Richard W. Ingman and two other officers. Although these individuals could be deemed under applicable Securities and Exchange Commission rules to "beneficially own" all of the shares held by these plans because of their shared voting and investment power with respect to those shares, they disclaim beneficial ownership of such shares.

(b) The shares of Voting Preferred stock are all held by the trustee of the Company's Employee Stock Ownership Trust. These shares are converted into common shares upon the retirement or other termination of employment of an ESOP participant at the ratio of approximately 2.3077 common shares for each preferred share. The shares of preferred stock vote together with the common shares as a single class on most issues, with each preferred share having one vote. As named fiduciaries (i.e. the responsible parties identified in the voting section of the ESOP Trust Agreement), the ESOP participants, including those officers listed in the table, have the right to direct the Trustee to vote the shares allocated to their accounts although participants have no investment power over those shares. In addition, ESOP participants have the right to direct the Trustee to vote a portion of the shares that have not been allocated to participant accounts or for which no instructions are timely received by the Trustee.

     Since the Voting Preferred shares could be converted into approximately 3,665,661 common shares, under applicable SEC rules the ESOP trustee may be deemed to beneficially own that number of common shares in addition to the preferred shares it holds. However, to avoid overstatement of the aggregate beneficial ownership of the common and Voting Preferred shares, the common shares reported in the table do not include the shares that may be acquired upon conversion of the Voting Preferred shares, and the calculations of the percentage of common shares beneficially owned do not take into account any such shares.

(c) Since the common shares and Voting Preferred shares vote together as a single class on all issues being submitted to the shareholders at the upcoming annual meeting, the percentages listed in the table indicate the percentage of the aggregate voting power represented by the shares of both classes, plus shares that could be obtained upon exercise of stock options within 60 days.

(d) Includes 8,000 shares that could be obtained upon exercise of stock options within 60 days and 29,497 shares representing share units credited to Mr. Butzow's account in the Fourth Amended and Restated Compensation Plan for Non-Employee Directors as to which he has no voting or investment power.

(e) Includes 31,149 restricted shares issued pursuant to an incentive plan as to which Mr. Buxton has sole voting power but no investment power, 117,668 shares held in trusts with his spouse as to which they share voting and investment power, and 205,377 shares that could be obtained upon exercise of employee stock options within 60 days.

(f) Includes 2,081 shares representing share units credited to Mr. Cadogan's account in the Fourth Amended and Restated Compensation Plan for Non-Employee Directors as to which he has no voting or investment power.

(g) Includes 4,909 restricted shares issued pursuant to an incentive plan as to which Mr. Cathcart has sole voting power but no investment power, 4,920 shares held jointly with his spouse as to which he shares voting and investment power, 167 shares held by his children as to which he may be deemed to share voting and investment power but as to which he disclaims beneficial ownership, and 35,906 shares that could be obtained upon exercise of employee stock options within 60 days.

(h) Includes 7,676 restricted shares issued pursuant to an incentive plan as to which Mr. Collins has sole voting power but no investment power, 62,056 shares held in trusts with his spouse as to which they share voting and investment power, 812 shares held by children as to which he may be deemed to share voting and investment power but as to which he disclaims beneficial ownership and 60,308 shares that could be obtained upon exercise of employee stock options within 60 days.

(i) Includes 3,613 shares representing share units credited to Ms. Grogan's account in the Fourth Amended and Restated Compensation Plan for Non-Employee Directors as to which she has no voting or investment power.

(j) Includes 5,000 shares that could be obtained upon exercise of stock options within 60 days and 7,843 shares representing share units credited to Mr. Haggerty's account in the Fourth Amended and Restated Compensation Plan for Non-Employee Directors as to which he has no voting or investment power.

(k) Includes 4,000 shares that could be obtained upon exercise of stock options within 60 days and 4,165 shares representing share units credited to Mr. Haverty's account in the Fourth Amended and Restated Compensation Plan for Non-Employee Directors as to which he has no voting or investment power.

(l) Includes 12,168 shares representing share units credited to Mr. Hietpas's account in the Fourth Amended and Restated Compensation Plan for Non-Employee Directors as to which he has no voting or investment power, and 5,000 shares that could be obtained upon exercise of stock options within 60 days.

(m) Includes 1,446 restricted shares issued pursuant to an incentive plan as to which Mr. Ingman has sole voting power but no investment power, 29,179 shares held jointly in a trust with his spouse as to which they share voting and investment power and 31,894 shares that could be obtained upon exercise of employee stock options within 60 days.

(n) Includes 8,000 shares that could be obtained upon exercise of stock options within 60 days and 10,419 shares representing share units credited to Mr. Kissling's account in the Fourth Amended and Restated Compensation Plan for Non-Employee Directors as to which he has no voting or investment power.

(o) Includes 9,534 restricted shares issued pursuant to an incentive plan as to which Mr. Kitch has sole voting power but no investment power, and 63,273 shares that could be obtained upon exercise of employee stock options within 60 days.

(p) Includes 5,000 shares that could be obtained upon exercise of stock options within 60 days and 5,880 shares representing share units credited to Mr. Schulze's account in the Fourth Amended and Restated Compensation Plan for Non-Employee Directors as to which he has no voting or investment power.

(q) Includes 5,351 shares representing share units credited to Ms. Welke's account in the Fourth Amended and Restated Compensation Plan for Non-Employee Directors as to which she has no voting or investment power, and 2,000 shares that could be obtained upon exercise of stock options within 60 days.

(r) Includes, with respect to officers not named above, 1,790 shares held by children of an officer as to which such officer may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership; 13,339 restricted shares issued pursuant to an incentive plan as to which such officers have sole voting power but no investment power; and 64,052 shares that could be obtained upon exercise of employee stock options within 60 days.

(s) According to its Schedule 13G dated February 11, 1998, as of December 31, 1997, Brinson Partners, Inc., a registered investment adviser, has shared voting power and shared investment power over all 3,111,971 shares.

(t) According to its Schedule 13G dated February 10, 1998, as of December 31, 1997, State Street Bank and Trust Company, as trustee under the Pentair, Inc. Employee Stock Ownership Trust, may be deemed to have shared voting power and investment power over all Voting Preferred shares, but it has disclaimed beneficial ownership of all Voting Preferred shares. State Street reports having sole voting power over 2,957,365 common shares, no voting power over 281,400 common shares and sole investment power of 3,238,765 common shares which it holds as trustee for collective investment funds for other employee benefit plans.


                PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

                                     ITEM 1
                              ELECTION OF DIRECTORS

     The Company's By-Laws provide for a Board of Directors (sometimes referred to herein as the "Board") of not fewer than three members and not more than fifteen members. The Board is divided into three classes with directors serving three-year terms but with the beginning date for each term staggered so that the term of only one class expires in any particular year. Vacancies may be filled by the Board of Directors or by election at a special meeting of shareholders. Any director elected to fill a vacancy by the remaining directors is required to stand for election at the next meeting of shareholders.

     At the forthcoming annual meeting, three persons are nominated to be elected to the Company's Board of Directors. Three incumbent directors, Quentin
J. Hietpas, Richard M. Schulze and Karen E. Welke, have been nominated for three-year terms, expiring at the 2001 Annual Meeting. Seven other directors have terms of office that do not expire at this time, and each will continue to serve his or her full term. Proxies cannot be voted for a greater number of directors than the number nominated. Unless you direct otherwise, proxies will be voted FOR the election of all nominees listed below. Should any nominee decline or be unable to accept such nomination or to serve as director (an event management does not now expect to occur), proxies will be voted FOR a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under them.

     Information concerning the persons nominated for election as directors, as well as those continuing in office, is set forth on the following pages.


                         DIRECTORS STANDING FOR ELECTION
   (FOR A THREE-YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING OF SHAREHOLDERS)


[PHOTO]                       Since 1983, Mr. Hietpas has been the Senior Vice
QUENTIN J. HIETPAS            President of External Affairs of the University of
Director since: 1976          St. Thomas.
Age: 67


[PHOTO]                       Since 1983, Mr. Schulze has been Founder, Chairman
RICHARD M. SCHULZE            and Chief Executive Officer of Best Buy Company,
Director since: 1994          Inc., a consumer electronics, personal computer,
Age: 57                       media software and major appliance chain.


[PHOTO]                       Since February 1995, Ms. Welke has been Group Vice
KAREN E. WELKE                President, Medical Markets Group for Minnesota
Director since: 1995          Mining and Manufacturing Company (3M). Prior to
Age: 53                       that, she held various positions with 3M including
                              Managing Director, 3M France (July 1991 to
                              February 1995); and Division Vice President,
                              Medical-Surgical Division (March 1989 to July
                              1991).

                         DIRECTORS CONTINUING IN OFFICE
            (TERM EXPIRES AT THE 1999 ANNUAL MEETING OF SHAREHOLDERS)


[PHOTO]                       Mr. Butzow is Founder and Chairman Emeritus of MTS
GEORGE N. BUTZOW              Systems, a manufacturer of high-technology testing
Director since: 1979          systems. Mr. Butzow was Chairman of the Board of
Age: 68                       Directors of MTS from 1982 to May 1994.


[PHOTO]                       Since January 1993, Mr. Buxton has been the
WINSLOW H. BUXTON             Chairman of the Board of Directors of Pentair,
Director since: 1990          Inc. Mr. Buxton has been President and Chief
Age: 58                       Executive Officer of the Company since August
                              1992. Mr. Buxton was Chief Operating Officer of the Company from August 1990 through August 1992.
                              Mr. Buxton was also Vice President - Paper Group of the Company from January 1989 through August
                              1990. Mr. Buxton is also a director of Bemis
                              Company, Inc. and The Toro Company.


[PHOTO]                       Mr. Kissling has been the President since April
WALTER KISSLING               1992 and Chief Executive Officer since April 1995
Director since: 1993          of H.B. Fuller Company, a manufacturer and
Age: 66                       marketer of specialty chemical products. He was
                              Chief Operating Officer of H.B. Fuller from July
                              1990 to April 1995, Executive Vice President from
                              July 1990 to April 1992, and Senior Vice President from 1979 to 1990. Mr. Kissling is also a director of H.B. Fuller Company and Chairman and Director of one of its subsidiaries, Kativo Chemical
                              Industries, S.A.


[PHOTO]                       Ms. Grogan is Chairman and President of Western
BARBARA B. GROGAN             Industrial Contractors, Inc., a company
Director since: 1996          specializing in machinery erection and
Age: 50                       installation. Ms. Grogan founded Western
                              Industrial Contractors, Inc. in September, 1982.
                              She was Chairman of the Board of Directors of the Federal Reserve Bank of Kansas City, Denver
                              Branch, from 1989 to 1994, and at present is a member of the Board of Directors of Deluxe
                              Corporation, Apogee, Inc., Committee for Economic
                              Development, New York City and Volunteers of
                              America, Colorado.

           (TERM EXPIRES AT THE 2000 ANNUAL MEETING OF SHAREHOLDERS)


[PHOTO]                       Since November 1993, Mr. Cadogan has been the
WILLIAM J. CADOGAN            Chairman of the Board of Directors of ADC
Director since: 1996          Telecommunications, Inc., a designer and
Age: 49                       manufacturer of products and systems for broadband
                              telecommunications networks. Mr. Cadogan has been Chief Executive Officer of ADC Telecommunications since November, 1991 and was President from June
                              1990 to November 1991. He is also a director of Banta Corporation, Excel Switching Corporation,
                              Vice Chairman of the Telecommunications Industry
                              Association and serves on the Board of Governors of the Electronics Industry Association.


[PHOTO]                       In June 1992, Mr. Haggerty was appointed President
CHARLES A. HAGGERTY           and subsequently in July 1993 appointed Chairman
Director since: 1994          of the Board of Directors and Chief Executive
Age: 56                       Officer of Western Digital Corporation, a
                              manufacturer of hard disk drives. Prior to that, he held various positions with IBM Corporation including Vice President-General Manager,
                              Worldwide OEM Storage Marketing (1991-1992); and
                              Vice President-General Manager, Low-end Storage
                              Products (1989-1990). Mr. Haggerty is also a director of Sync Research, Inc. and Beckman
                              Instruments, Inc.


[PHOTO]                       Mr. Haverty was Chairman of the Board of Directors
HAROLD V. HAVERTY             of Deluxe Corporation, a manufacturer of bank
Director since: 1991          checks and internal bank forms from 1992 until
Age: 67                       1996 and Chief Executive Officer and President of
                              Deluxe from 1986 until 1995. He also serves on the board of Minnesota Mutual Life and as Director
                              Emeritus on the board of Deluxe Corporation.

DIRECTORS' ATTENDANCE

     The Board of Directors held 10 meetings in 1997. All directors attended at least 75% of the aggregate of all the meetings of the Board and its committees on which they served.


COMMITTEES OF THE BOARD

     The Audit Committee, which presently consists of Richard M. Schulze (Chair), Charles A. Haggerty, Walter Kissling and Karen E. Welke, is responsible for selecting auditors, ensuring the fiscal integrity of the Company, and establishing and reviewing internal controls. The Audit Committee held 2 meetings in 1997.


     The Compensation and Human Resource Committee, which presently consists of Quentin J. Hietpas (Chair), George N. Butzow, William J. Cadogan and Harold V. Haverty, is responsible for developing a broad plan of compensation for the Company that is competitive and rewarding to the degree that it will attract, hold, and inspire performance of executive, managerial, and other key personnel. The Committee held 6 meetings during 1997.


     The Nominating and Governance Committee presently consists of George N. Butzow (Chair), Winslow H. Buxton, William J. Cadogan and Quentin J. Hietpas. The Nominating and Governance Committee is responsible for nominating candidates for vacancies on the Board. The Nominating and Governance Committee will consider nominees recommended by shareholders under procedures set forth in the Company's By-Laws. Sections 9 through 12 of Article II of the By-Laws provide that a candidate may not be nominated for election as a director at the annual meeting of shareholders unless the nomination was previously submitted to the Board or its Nominating and Governance Committee. A shareholder wishing to nominate a candidate for director at an annual meeting of shareholders must do so no later than the sixtieth day after the end of the fiscal year preceding the year in which such annual meeting will be held. Nominations are deemed made when the Secretary of the Company receives all of the following: (1) all information about the nominee that may be required to be provided in any proxy statement pursuant to the Securities Exchange Act of 1934 and regulations promulgated thereunder; (2) an executed directors' questionnaire provided by the Company and completed by the nominee; (3) the nominee's statement consenting to his or her nomination and agreeing to serve, if elected; and (4) evidence that the person making the nomination is a shareholder. After reviewing the submission, the Board or the appointed Nominating and Governance Committee may, but need not, designate one or more of the nominees to appear as an alternate candidate on any proxy solicited by management or any proxy statement furnished by management. The number of such alternate candidates may not exceed the number of directors to be elected at that annual meeting. Exclusion of any eligible candidate from a proxy solicited by management does not affect the right of shareholders to nominate, vote for, or elect such candidate at any shareholders meeting held within twelve months after submission of the nomination material described above. The Nominating and Governance Committee held 3 meetings in 1997.


DIRECTORS' COMPENSATION

     It is the Company's philosophy that a significant portion of directors' compensation should be tied to long-term growth in shareholder value. In 1997, non-employee directors were paid an annual retainer of $23,000, ($28,000 for the Chair of the Compensation and Human Resource Committee), $29,850 of deferred compensation in the form of share units under the Fourth Amended and Restated Compensation Plan for Non-Employee Directors, $1,000 for attendance at each Board meeting, $1,000 ($2,000 for committee chairs) for attendance at each committee meeting, and $500 for participation in a telephone conference in lieu of a meeting. Under the Fourth Amended and Restated Compensation Plan for Non-Employee Directors, non-employee directors of the Company may elect to defer payment of all or a portion of their annual retainer and meeting fees in the form of share units. The plan provides for a Company match of 25% on the first $750 per month deferred in the form of share units. The value of a share unit is equal to the market value of a share of the Company's common stock. Share units carry no voting or investment power. Participants and amounts deferred under the Plan are shown below:

                                     $ AMOUNT DEFERRED
                             ---------------------------------    SHARE UNITS
                               1995         1996         1997       12/31/97
-----------------------------------------------------------------------------
Butzow                       $44,650      $43,550      $76,100       29,121
Cadogan                           --        9,104       40,913        2,024
Grogan                            --       25,833       71,600        3,434
Haggerty                      39,050       37,450       73,100        7,621
Haverty                           --           --       29,850        4,150
Hietpas                        9,000        9,000       40,913       12,074
Kissling                      36,450       32,750       69,600       10,215
Schulze                       33,750       36,250       67,100        5,693
Welke                         26,438       34,750       67,100        5,194

     The Outside Directors Nonqualified Stock Option Plan provides for the granting of options to purchase the Company's common stock to directors who are not employees of the Company. The plan provides for automatic annual grants to the directors and offers alternative forms of payment of the exercise price including surrender of Pentair common stock or unexercised options. The persons to receive options, the number of options granted, and the terms of the options are determined by the Plan. No option granted under the Plan, however, may extend for a period of more than ten years from the date of the grant and no option exercise price may be less than the current market price of Pentair common stock on the date of award of such option.

                                                        OPTIONS GRANTED
                                                   -------------------------
       NAME                                         1995      1996     1997
----------------------------------------------------------------------------
George N. Butzow                                    3,000     3,000    2,200
William J. Cadogan                                     --        --    2,200
Barbara B. Grogan                                      --        --    2,200
Charles A. Haggerty                                 3,000     3,000    2,200
Harold V. Haverty                                   3,000     3,000    2,200
Quentin J. Hietpas                                  3,000     3,000    2,200
Walter Kissling                                     3,000     3,000    2,200
Richard M. Schulze                                  3,000     3,000    2,200
Karen E. Welke                                         --     3,000    2,200

     The exercise price and expiration dates for the above options are: 1997, $31.375 per share, expiration date February 26, 2002; 1996, $25.00 per share, expiration date January 22, 2001; 1995, $21.50 per share, expiration date January 18, 2000.

     One-third of the options granted to each recipient become exercisable on each of the first three anniversaries of the date of grant, and the options expire five years after the date of grant. Three current directors exercised options during 1995-1997; the net value of shares (market value less exercise price) realized from these exercises was $453,644.

                                     ITEM 2
                              APPROVAL OF AUDITORS

     Deloitte & Touche LLP, independent certified public accountants have been the auditors for the Company since 1977. They have been retained by the Board of Directors as the Company's auditors for the current fiscal year, and shareholder approval of such retention is requested.

     Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting with the opportunity to make a statement if they so desire, and they will be available to respond to appropriate questions.

     The Board of Directors recommends that the shareholders vote "For" the proposal to approve retention of Deloitte & Touche LLP, and the enclosed proxy will be so voted unless a contrary vote or abstention is indicated. If retention of Deloitte & Touche LLP is not approved by the shareholders, the Board of Directors will make another appointment effective at the earliest practicable date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 2 TO APPROVE RETENTION OF DELOITTE & TOUCHE LLP.


                            EXECUTIVE COMPENSATION

COMPENSATION AND HUMAN RESOURCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Human Resource Committee of the Board of Directors was comprised of Quentin J. Hietpas (Chair), George N. Butzow, William J. Cadogan and Harold V. Haverty during 1997. None of the members of the Committee were officers or employees of the Company during 1997. There are no interlock relationships.

COMPENSATION AND HUMAN RESOURCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

     The Compensation and Human Resource Committee of the Board of Directors (the "Committee") is responsible for supervising the development of, and making recommendations to the Board with respect to, the Company's executive compensation policies. In addition, the Committee makes annual recommendations to the Board concerning compensation to be paid to the Chief Executive Officer ("CEO") and each of the other executive officers of the Company.

     The Committee also oversees all aspects of the Company's executive compensation program, including many of the Company's employee benefit plans. The Company currently maintains a variety of compensation and benefit plans in which its executive officers may participate including the Omnibus Stock Incentive Plan, the Employee Stock Purchase and Bonus Plan, the Retirement Savings and Stock Incentive Plan, the RSIP Sidekick Plan, the Supplemental Executive Retirement Plan, the Executive Officer Performance Plan, and the Management Incentive Plan. The Company also maintains a defined benefit pension plan in which substantially all non-bargaining employees, including the Company's executive officers, participate.

PENTAIR'S COMPENSATION PHILOSOPHY

     The principles guiding the executive compensation program are designed to ensure a proper linkage between executive compensation and creation of shareholder value. Goals of the program are:

     (a)  to encourage innovation and growth;

     (b) to reward executives for short-term top performance and long-term shareholder value;

     (c)  to recognize outstanding performance;

     (d)  to attract and retain top quality executives and key employees;

     (e)  to encourage executive stock ownership; and thereby

     (f)  to align management and shareholder interests.

     The Company has maintained the philosophy that compensation of the executive officers should be directly and materially linked to operating results and stock price performance. To achieve this, compensation is heavily leveraged through the annual bonuses and long-term equity incentives. The mix of base salary, bonuses and other benefits reflects the Company's goal of providing average compensation for average performance and above average compensation for above average performance.

     In order to make its recommendations to the Board concerning executive officer compensation, the Committee annually reviews and evaluates the Company's corporate performance and the compensation and equity ownership of its executive officers. This is done by reviewing salary practices for comparable positions at other major industrial organizations as disclosed in the Towers Perrin compensation database, as well as a review of other nationally recognized pay surveys. These major organizations include companies that the Corporation competes with for business or executive talent. Many of the companies which are included in the Towers Perrin compensation database and national pay surveys are also listed in the S&P 500 Index and the S&P 400 MidCap Index included in the comparative Stock Performance Graph. The Committee has retained Towers Perrin, an independent compensation consulting firm, to assist in the review of executive compensation.


EXECUTIVE COMPENSATION PROGRAM

     The components of the Company's executive compensation program, which are subject to the discretion of the Committee on an individual basis, include (a) base salaries, (b) annual cash performance-based bonuses, (c) long-term performance-based equity incentives, and (d) miscellaneous fringe benefits. All components are comparable to those of similar companies.

BASE SALARY
     The CEO submits a performance appraisal and recommendation to the Committee with respect to annual salaries of the executive officers. The Committee discusses and evaluates the salaries and makes its recommendation to the Board. (See page 13 for discussion of the CEO rating process.) Base salary targets for executive positions are set at the 50th percentile of competitive compensation. An individual performance and experience factor is applied to the target midpoint to determine each executive's actual base salary, within a range of - 20% of midpoint.

     For 1997, the salaries of the named executive officers identified in the Summary Compensation Table are within the salary targets for each position.

BONUS
     Bonuses are considered for payment to executives and key employees following the end of each year under the Executive Officer Performance Plan (see pages 13 and 14 for discussion of Executive Officer Performance Plan) and Management Incentive Plan (MIP). MIP awards are determined by applying the following three factors to base salary: bonus opportunity category (45% for the Executive Vice President, President International Development; 40% for other Executive Vice Presidents), company performance factor and individual performance factor.

     The company performance factor is the result of the multiplication of factors for earnings per share (EPS) growth, return on invested capital (ROIC) and return on sales (ROS). The use of three multiplicative factors reinforces the importance of balancing financial oriented goals in terms of growth, earnings quality and an acceptable return on investment. Under the MIP, achievement of EPS growth of 12%, ROIC of 20% and ROS of 10% results in a company performance factor of 1.00. The maximum company performance factor is
2.81 and the minimum company performance factor is .32; however, there is no MIP bonus if the Company has an operating loss. Performance between the stated factors is interpolated. For 1997, EPS growth was 22.0%, ROIC was 19.1% and ROS was 9.8%, resulting in a company performance factor of 1.666.

     The individual performance factor is determined by the assignment of a numerical factor based on a supervisor's judgement on attainment of expectations relative to the employee's function. The CEO submits a performance appraisal and recommendation to the Committee for executive officers as a group with respect to the individual performance factor.

     Bonus awards that exceed an amount equal to base salary are paid as a performance share award under the Omnibus Stock Incentive Plan. The performance share award is paid in restricted stock, subject to any vesting condition the Committee may impose. A special award may be granted at the discretion of the Committee to any person who has made an extraordinary contribution to the welfare, reputation and earnings of the Company. The Committee approves all MIP awards and has the right to adjust awards that are not in keeping with the objectives of the MIP plan.

LONG-TERM EQUITY INCENTIVES

     GRANTS

     Long-term incentive compensation is awarded in the form of restricted shares, incentive compensation units (ICUs), performance shares and stock options. All awards are proposed by the CEO and approved by the Committee. Long-term incentives are determined by using the average of the 50th and 60th percentile of comparable grant practices as compiled by the Towers Perrin compensation database. Annual awards to senior executives are granted in the form of ICUs (30%) and stock options (70%). Restricted stock may be awarded to such individuals as described in the section entitled "stock ownership guidelines"; as an award to a new executive officer; as the form of payment of performance shares; or in payment of the Management Incentive Plan or Executive Officer Performance Plan bonus in excess of annual base salary. The Committee is authorized to grant stock options and performance share awards upon attainment of certain performance criteria which are based on the Company's long-term objectives. The Black-Scholes Model is used to determine restricted stock and stock option grant values. A comparable model is used for determining ICU grant values.

     The total long-term compensation awards for 1997 for all executive officers as a group, including the CEO and named executive officers, amounted to 163,789 incentive compensation units (ICUs), 212,662 stock options, and 10,568 restricted shares of which 3,103 restricted shares were awarded for achievement of stock ownership guidelines, and 4,053 restricted shares were awarded under the Executive Officer Performance Plan. All grants of ICUs and stock options were made in accordance with the above formula. Grants for the named executive officers are shown in the Summary Compensation Table (page 16) and the Option/SAR grant table (page 17).

     PAYOUTS

     Payouts on ICUs are based upon growth in the Company's net book value over the life of the ICUs, as leveraged upward or downward depending on the Company's return on equity and growth in earnings per share over that period.

     Payouts in 1997, for named executive officers, as shown in the LTIP Payout column on the Summary Compensation Table (page 16), were for previously awarded ICU grants and were calculated based on the increase in book value and the percentage attainment of earnings per share and return on equity goals since the date of such grants.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The base salary, annual bonus and long-term equity incentives paid to Mr. Buxton are generally determined in accordance with the guidelines described above, and his compensation is comprised of the same elements as for all executive officers.

     The Committee has a formal rating process for evaluating Mr. Buxton's performance as the CEO. The rating process includes a self evaluation rating by the CEO, after which each Board member completes an evaluation and rating with commentary. The Chairman of the Committee provides a consolidated rating report and chairs a discussion with the Board members without the CEO present. From that discussion, the performance rating is finalized and the Committee Chairman is instructed to review the final rating results and commentary with the CEO. This then translates into a personal development plan for the following year.

     Mr. Buxton's base salary was increased to $656,250 in accordance with the Committee's guideline of establishing the base salary at the market compensation rate for the CEO at the 50th percentile. This resulted in a 5% increase in Mr. Buxton's base salary over 1996.

     Mr. Buxton's bonus was determined under the Executive Officers' Performance Plan ("EOPP"). Currently, the CEO is the only participant in the EOPP. EOPP awards are determined based on the participant's bonus opportunity and a company performance factor.

     Under the EOPP, achievement of EPS growth of 12%, ROIC of 20% and ROS of 10.0% results in a company performance factor of 1.00. The maximum company performance factor is 2.81 and the minimum company performance factor is .32; however, there is no EOPP bonus if the Company has an operating loss. Performance between the stated factors is interpolated. The maximum individual bonus is 200% of the participant's annual base salary, but in no event more than $1,500,000. In administering the EOPP and in establishing bonus awards thereunder, the Committee does not have the discretion to pay participants more than the bonus amount indicated by the preestablished goals. The Committee has the discretion and flexibility, however, based on its business judgment, to reduce this amount.

     Mr. Buxton's bonus was calculated using the formula described above. The Committee used his base salary of $656,250, his bonus opportunity category rate of 71.5% and the company performance factor of 1.666 to obtain his bonus amount. In accordance with the terms of the EOPP, the cash bonus was $656,250 and the bonus amount in excess of one time's base salary was paid in the form of 4,053 restricted shares which vest in equal increments on the third, fourth and fifth anniversaries of the grant.

     Mr. Buxton's long-term incentive grants were computed based on the average of the 50th and 60th percentile of the Towers Perrin compensation database for comparable grant practices. He was granted 61,050 ICUs and 76,731 stock options in 1997.

STOCK OWNERSHIP GUIDELINES

     Stock ownership guidelines for top management have been established to motivate individual achievement and increase ownership of Pentair common stock. The Committee determined that over a period of five years, its top management should accumulate and hold Company stock equal to the following values: Chief Executive Officer -- three to five times base salary; Senior Corporate Officers -- two to three times base salary; and other corporate officers and subsidiary presidents -- one to two times base salary. In the opinion of the Committee, the achievement of ownership levels set forth will result in executive management being significant shareholders and will further encourage long-term performance and Company growth.

     The Committee will consider making incentive grants of restricted stock based on the increase in ownership during the preceding year. These restricted stock grants (made under the Omnibus Plan) vest in equal increments on the third, fourth, and fifth anniversaries of the grant. The size of the grant is equal to 10% of the increase in common shares during the year if the annual ownership increase target is met, limited to 10% of the targeted ownership level if the targeted ownership level has been achieved.

     In 1997, restricted stock awards of 5,135 were granted under these guidelines.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to each of the corporation's Chief Executive Officer and the four other most highly compensated officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company's policy is to maximize the deductibility of executive compensation so long as the deductibility is compatible with the more important objective of maintaining competitive and motivational performance-based compensation. In 1996, the shareholders approved the adoption of the EOPP and approved amendments to the Omnibus Stock Incentive Plan to comply with Internal Revenue Code Section 162(m). Under current interpretations of Section 162(m), EOPP bonus awards and Omnibus Stock Incentive Plan awards of stock options, SARs, ICUs, performance shares and performance units will not be subject to the $1,000,000 deduction limit assuming compliance with all other aspects of Section 162(m).

Quentin J. Hietpas, Chair        George N. Butzow            William J. Cadogan
                                Harold V. Haverty

           Compensation and Human Resource Committee of Pentair, Inc.

                       COMPARATIVE STOCK PERFORMANCE GRAPH

     The following graph sets forth the cumulative total shareholder return on the Company's common stock for the last five fiscal years, assuming the investment of $100 on December 31, 1992 and the reinvestment of all dividends since that date to December 31, 1997. The graph also contains for comparison purposes the S&P 500 Index and the S&P MidCap 400 Index.

     By virtue of its market capitalization, Pentair is a component of the S&P MidCap 400 Index. On the basis of the Company's size and diversification of businesses, a readily identifiable peer group has not been found. It is our opinion the S&P MidCap 400 Index is an appropriate comparison. The Company has evaluated other published indices, but the results are skewed by one or two large companies included in the indices. We believe such a comparison would not be meaningful.


                    COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                          FISCAL YEAR ENDED DECEMBER 31


                              [PLOT POINTS GRAPH]

                      12/31/92       12/31/93       12/31/94       12/31/95       12/31/96       12/31/97
PENTAIR, INC.              100          128.0          169.0          200.1          264.4          299.4
S & P 500                  100          110.1          111.5          153.5          188.7          251.6
S & P MIDCAP 400           100          114.0          109.9          143.9          171.5          226.8


SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation awarded to or earned by the Chief Executive Officer of the Company and the four other highest paid executive officers of the Company whose salary and bonus earned in 1997 exceeded $100,000.

                                                                           LONG-TERM COMPENSATION
                                                                   -------------------------------------
                                      ANNUAL COMPENSATION                    AWARDS              PAYOUTS
                                ------------------------------     -------------------------     -------
                                                                   RESTRICTED     SECURITIES
                                                                      STOCK       UNDERLYING       LTIP       ALL OTHER
           NAME AND                       SALARY      BONUS(a)      AWARDS(b)      OPTIONS/      PAYOUTS    COMPENSATION
      PRINCIPAL POSITION        YEAR        ($)         (%)            ($)          SARs(c)       ($)(d)       ($)(e)
------------------------------------------------------------------------------------------------------------------------
Winslow H. Buxton               1997     $656,250     $656,250      $196,315        76,731       $607,931      $11,074
Chief Executive                 1996      625,000      625,000       314,882        81,200        609,303       16,244
Officer                         1995      585,000      585,000       375,326        83,600        149,672       16,178

Gerald C. Kitch                 1997     $316,000     $284,286      $  9,362        24,819       $166,732      $11,074
Executive Vice President,       1996      300,000      395,400       187,559        25,400        203,519       16,244
President, Electrical and       1995      263,217      334,767        67,091        22,800         61,223       16,104
Electronic Enclosures Group,
President, International
Development

Joseph R. Collins               1997     $294,000     $284,494      $  8,680        32,124       $165,815      $12,668
Executive Vice President,       1996      279,000      279,000       138,867        22,400        178,071       18,494
President,                      1995      263,217      263,217        71,572        22,800         29,107       18,102
Professional Tools
and Equipment Group

Richard J. Cathcart             1997     $268,054     $214,358      $ 12,307        21,924       $  3,355      $13,324
Executive Vice President,       1996      235,000      235,000       107,843        22,400          4,349       17,744
President,                      1995      172,614      172,614       140,010        22,000            600            0
Water and Fluid
Technologies Group

Richard W. Ingman               1997     $260,000     $207,917      $  3,379        22,338       $ 75,716      $11,074
Executive Vice President,       1996      211,656      227,568        19,028         8,694         83,732       10,155
Chief Financial Officer


---------------------
(a) Represents bonuses accrued by the Company for the year even if paid after December 31.

     The bonus amount for Mr. Kitch includes $95,400 in 1996, and $71,550 in 1995, and for Mr. Ingman includes $62,000 in 1996 which amounts were awarded based on achievement of performance objectives related to the integration of Schroff, Inc. which was acquired by the Company in 1994.

(b) The restricted share grants reflected in the table were made pursuant to the provisions discussed under "stock ownership guidelines," pursuant to performance share award programs which support the Company's long-term growth objectives, and except for 1997 with respect to Management Incentive Plan, amounts include restricted stock awarded for compensation earned pursuant to the provisions of the Executive Officer Performance Plan and the Management Incentive Plan. The restricted stock awards are subject to vesting, in three equal installments on the third, fourth and fifth anniversaries of the grant, based solely on the continued employment of the recipient by the Company. The value of restricted stock awards reflected in the table is based on the closing market price of the common stock on the date of grant.

     As of December 31, 1997, the following restricted stock awards were held by each of the named executives (based on 12/31/97 closing price of $35.9375):
     Buxton 27,656 shares or $993,887; Kitch 10,417 shares or $374,361; Collins 8,274 shares or $297,347; Cathcart 4,608 shares or $165,600 and Ingman 1,431 shares or $51,427.

(c) The 1997 share amount for Mr. Collins includes 10,200 stock options awarded based on achievement of performance objectives pursuant to a special incentive plan for the Professional Tools and Equipment Group.

(d)  Includes payouts for ICUs and dividends on restricted shares.

(e) Includes Company contributions to the Retirement Savings and Stock Incentive Plan, RSIP Sidekick Plan and match contribution to the Employee Stock Purchase and Bonus Plan.

OPTIONS AND STOCK APPRECIATION RIGHTS

     The following tables summarize option and SAR grants and exercises during 1997 to or by the Chief Executive Officer and the executive officers named in the Summary Compensation Table above, and the values of the options and SARs held by such persons at the end of 1997. Option grants shown in the table below include both incentive stock options and non-qualified stock options. No SARs have been granted since 1983 and no SARs were exercised during 1997 or remain outstanding at the end of 1997.

                                        OPTION AND SAR GRANTS IN 1997
                                        -----------------------------
                                                                                           POTENTIAL REALIZABLE
                        NUMBER OF                                                            VALUE AT ASSUMED
                        SECURITIES                                                         ANNUAL RATES OF STOCK
                        UNDERLYING   % OF TOTAL OPTIONS/                                  PRICE APPRECIATION FOR
                         OPTIONS/      SARs GRANTED TO                                          OPTION TERM
                          SARs          EMPLOYEES IN        EXERCISE OR     EXPIRATION   ------------------------
         NAME          GRANTED(a)        FISCAL 1997         BASE PRICE        DATE         5%            10%
-----------------------------------------------------------------------------------------------------------------
Winslow H. Buxton        76,731             21.3%             $ 31.00        1/22/02     $657,180      $1,452,196
Richard J. Cathcart      21,924              6.1%             $ 31.00        1/22/02     $187,773      $  414,929
Joseph R. Collins        21,924              6.1%             $ 31.00        1/22/02     $187,773      $  414,929
                         10,200              2.8%             $ 35.00        1/22/03     $ 98,633      $  217,952
Richard W. Ingman        22,338              6.2%             $ 31.00        1/22/02     $191,319      $  422,765
Gerald C. Kitch          24,819              6.9%             $ 31.00        1/22/02     $212,568      $  469,720


----------------------
(a) One-third of each grant becomes exercisable on each of the first three anniversaries of the date of grant, and the options expire five years after the grant date. The exercise price for the options granted was the closing market price of the common stock as of the date of grant.

                       AGGREGATE OPTION AND SAR EXERCISES IN 1997 AND VALUE AT END OF 1997
                       -------------------------------------------------------------------
                                                                            NUMBER OF
                                                                            SECURITIES               VALUE OF
                                                                            UNDERLYING              UNEXERCISED
                                                                            UNEXERCISED            IN-THE-MONEY
                                                                          OPTIONS/SARs AT         OPTIONS/SARs AT
                                                                            END OF 1997             END OF 1997
                         SHARES ACQUIRED             VALUE                EXERCISABLE(E)          EXERCISABLE(E)
         NAME              ON EXERCISE              REALIZED             UNEXERCISABLE(U)        UNEXERCISABLE(U)
-----------------------------------------------------------------------------------------------------------------
Winslow H. Buxton             74,726               $1,732,880            E     159,866           E     $2,502,339
                                                                         U     158,733           U     $1,373,294
Richard J. Cathcart            1,000               $   15,938            E     21,132            E     $  280,671
                                                                         U     44,192            U     $  378,392
Joseph R. Collins             13,632               $  166,912            E     45,778            E     $  754,796
                                                                         U     54,658            U     $  390,878
Richard W. Ingman              5,518               $   87,441            E     27,964            E     $  504,718
                                                                         U     31,252            U     $  218,704
Gerald C. Kitch               28,882               $  652,336            E     38,934            E     $  589,734
                                                                         U     49,353            U     $  417,484

LONG-TERM INCENTIVE PLAN AWARDS

     The following table reflects incentive compensation unit (ICU) awards made under the Pentair, Inc. Omnibus Stock Incentive Plan during 1997 to the Chief Executive Officer and the executive officers named in the Summary Compensation Table above.

                        LONG-TERM INCENTIVE PLAN AWARDS IN 1997
                        ---------------------------------------
                                                                    ESTIMATED FUTURE PAYOUTS
                                                PERFORMANCE OR                UNDER
                           NUMBER OF             OTHER PERIOD         NON-STOCK PRICE BASED
                         SHARES, UNITS              UNTIL                     PLANS
                           OR OTHER             MATURATION OR       ------------------------
         NAME               RIGHTS                  PAYOUT           THRESHOLD       TARGET
--------------------------------------------------------------------------------------------
Winslow H. Buxton        61,050 units              3 years                $0       $321,001
Richard J. Cathcart      17,450 units              3 years                $0       $ 91,752
Joseph R. Collins        17,450 units              3 years                $0       $ 91,752
Richard W. Ingman        17,700 units              3 years                $0       $ 93,067
Gerald C. Kitch          19,750 units              3 years                $0       $103,846


------------------
The ultimate payout value of each ICU is equal to the increase in the common stock book value per share over the three-year period, multiplied by a factor from the following schedule based on the Company's average Return on Equity
(ROE) and annual percentage change in Earnings Per Share (EPS) over the three-year period. Performance falling between the stated factors is interpolated. The target payout shown in the table is based on annual ROE of 15% and annual EPS growth of 10% which results in a factor of 1.10.

       AVERAGE ROE     ROE FACTOR     AVERAGE EPS GROWTH     EPS FACTOR
       ----------------------------------------------------------------
          20.0%           1.00               20%                1.00
          18.0%            .90               16%                 .80
          16.5%            .80               13%                 .60
          15.0%            .70               10%                 .40
          13.5%            .60                8%                 .20
          12.0%            .50                6%                 .10
             0%              0                0%                  0

DEFINED BENEFIT PENSION PLAN

     The Company maintains a tax-qualified defined benefit pension plan. In general, the plan covers non-bargaining employees of the Company and its U.S. subsidiaries. These employees are eligible to participate in the plan after attaining age 21 and completing one year of service.

     The following table sets forth the estimated normal retirement benefit based on specified final average annual compensation and years of service classifications. Each listed benefit amount is determined by using a social security covered compensation base of $31,128. Currently, the Internal Revenue Code limits the annual benefit from the plan to $130,000 and limits the pay used to calculate pensions to $160,000, although these limits are subject to upward adjustment in future years for cost of living increases.


        ESTIMATED ANNUAL GROSS RETIREMENT BENEFITS UNDER CURRENT FORMULA
        ----------------------------------------------------------------

FINAL AVERAGE                         YEARS OF SERVICE
   ANNUAL
COMPENSATION       10          15       20         25         30         35+
------------------------------------------------------------------------------
  $ 50,000     $ 5,944     $ 8,915    $11,887    $14,859    $17,831    $20,803
   100,000      13,444      20,165     26,887     33,609     40,331     47,053
   160,000      22,444      33,665     44,887     56,109     67,331     78,553

     For purposes of calculating the retirement benefit for named executive officers under the plan, eligible compensation consists of salary and bonus as listed in the Summary Compensation Table. Current years of service under the plan for the named executive officers are: Buxton, 11; Cathcart, 3; Collins, 26; Ingman, 8; and Kitch, 9.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company has established the Supplemental Executive Retirement Plan
(SERP) to provide retirement benefits to certain key executives of the Company and its subsidiaries. The employees are eligible for nomination after attaining age 50 and completing five years of service. The annual normal retirement benefit is 50% of the participant's final average annual compensation less 100% of the participant's annual primary social security benefit. This benefit is further reduced by the participant's benefits under the Company's or any previous employer's pension plans. A participant generally does not earn or become vested in a benefit under the plan until he or she attains age 60. The plan has been extended to eighteen employees, four of whom (Buxton, Collins, Ingman and Kitch) are named executives. To date, seven retirees and one beneficiary are receiving benefits under the plan. The estimated annual benefits for the named executive officers pursuant to the SERP, assuming retirement at age 65, are as follows: Buxton $523,000; Collins; $171,000; Ingman $115,000; and Kitch $185,000.

CHANGE IN CONTROL ARRANGEMENTS

     Approximately 84 key corporate executives have entered into agreements with the Company that provide for contingent benefits if the executive leaves the employ of the Company within one year after an unfriendly change in control. Such benefits include:

     a. bonus awards for the year in question to be made under the Management Incentive Plan;

     b. termination of all restrictions on shares issued under the Omnibus Stock Incentive Plan, and payment for Incentive Compensation Units and Performance Units without regard to the plans' forfeiture provisions;

     c. reimbursement of income taxes incurred in connection with the exercise of certain nonqualified options, as well as termination of all restrictions on transfer and termination of any right of the Company to repurchase shares received upon exercise of such options;

     d.   the cost of an executive search agency;

     e.   directors and officers liability insurance coverage;

     f. short-term replacement coverage for Company-provided group medical, dental, and life insurance policies;

     g. amount of non-vested benefits under any of the Company's tax-qualified deferred compensation plans;

     h. the accelerated accrual and vesting of benefits under the Supplemental Executive Retirement Plan (for those executives who have been made participants of such plan); and

     i. severance pay equal to 300% of annual compensation or, for employees other than executive officers of the Company, such amount reduced to the extent necessary to avoid federal excise taxes under Section 280G of the Internal Revenue Code.

     In addition, the Omnibus Stock Incentive Plan permits the Compensation and Human Resource Committee, upon a change in control of the Company, to cancel all outstanding options granted under the plan, whether or not exercisable, and authorize payment of the "spread" between the exercise price of the options and the then current market value of the underlying stock.

     Based upon compensation levels as of December 31, 1997, the dollar value of the benefits payable upon an unfriendly change in control to the named executive officers in the Summary Compensation Table by virtue of the agreements and the Omnibus Plan provision discussed above (excluding amounts that otherwise would be payable upon a termination of employment not involving an unfriendly change in control) would be: Buxton, $10,787,000; Cathcart, $2,296,000; Collins, $3,620,000; Ingman, $2,257,000; and Kitch, $4,868,000.

                                FUTURE PROPOSALS

     Any proposal that a shareholder intends to present at the 1999 annual meeting must be received by the Company no later than November 6, 1998 for inclusion in the 1999 Notice of Annual Meeting and Proxy Statement.


                                 OTHER BUSINESS

     Management does not know of any other business that will be presented for consideration at the meeting; however, if any other business does properly come before the meeting, proxies will be voted in accordance with the best judgment of the person or persons acting under them.

                                  PENTAIR, INC.

         PLEASE SIGN AND RETURN PROMPTLY TO REDUCE SOLICITATION EXPENSES

                                  PENTAIR, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 22, 1998

     The undersigned hereby appoints Winslow H. Buxton and Richard W. Ingman, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Pentair, Inc. held of record by the undersigned on February 23, 1998 at the Annual Meeting of Shareholders of Pentair, Inc. to be held at 10:00 a.m., Wednesday, April 22, 1998, at the Northland Inn and Conference Center, 7025 Northland Drive, Brooklyn Park, Minnesota, and any adjournment or adjournments thereof.


                                     (OVER)

                          (CONTINUED FROM REVERSE SIDE)


THE BOARD RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

1.   ELECTION OF DIRECTORS:

     [ ] FOR all nominees listed below except those I have struck by a line through their names.

     [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below.

             Quentin J. Hietpas    Richard M. Schulze    Karen E. Welke

2. PROPOSAL TO RATIFY the retention of Deloitte & Touche LLP as independent public accountants for the current fiscal year.

     [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF THIS PROXY IS RETURNED SIGNED WITH NO DIRECTION MADE, THEY WILL BE VOTED "FOR" EACH OF THE DIRECTORS AND PROPOSALS.

The undersigned hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.

                                        THIS PROXY IS SOLICITED ON BEHALF OF THE
                                        BOARD OF DIRECTORS OF PENTAIR, INC.


                                        ----------------------------------------
                                                       Signature


                                        ----------------------------------------
                                                Signature if held jointly

                                        Dated:                            , 1998
                                              ----------------------------
                                                THIS CARD MUST BE DATED.

                                        (Please sign exactly as your name
                                        appears to the left. When shares are
                                        held by joint tenants, both should sign.
                                        When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)